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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation in this Form 10-K/A No. 1 of our reports dated December 12, 1995, included in Applied Magnetics Corporation's Form 10-K for the year ended September 30, 1995, as amended by this Form 10-K/A No. 1, and to all references to our Firm included in this Form 10-K/A No. 1.


                              /s/ Arthur Andersen LLP


                              ARTHUR ANDERSEN LLP


Los Angeles, California
June 3, 1996